ACTION BY WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                               MICRO HOLDING CORP.

                             A New York Corporation



     The undersigned, being all of the directors of Micro Holding Corp., a New York corporation, hereby take the following action by written consent in lieu of a meeting:

RESOLVED that the following individuals will resign as corporate officers and directors:

     Stephen S. Solomon                  Chief Executive Officer
     Theodore Leder                      Principal Accounting Officer and
                                         Principal Financial Officer
     Surinder Rametra                    Director

RESOLVED that the following individuals shall be appointed and elected to serve as the Corporation's officers and directors, until such time that replacements for them have been duly elected:

     Jim Charles                         President, Director
     Seema Wasil                         Secretary, Director
     Rahul Rametra                       Director

     IN WITNESS WHEREOF the undersigned, being all directors of Micro Holding Corp. have executed this action by written consent this 15th day of April, 1996.


                                   /s/ Stephen Solomon
                                   -----------------------------------------
                                   Stephen Solomon, Chief Executive Officer

                                   /s/ Theodore Leder
                                   -----------------------------------------
                                   Theodore Leder, Principal Accounting Officer, Principal Financial Officer

                                   /s/ Surinder Rametra
                                   -----------------------------------------
                                   Surinder Rametra, Director